99.1

REBORN GLOBAL HOLDINGS, INC.

FINANCIAL STATEMENTS

Table of Contents

Report of Independent Registered Public Accounting Firm

F-2

Financial Statements

Balance Sheets

F-3

Statements of Operations

F-4

Statements of Stockholders’ Deficit

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDERS AND BOARD OF DIRECTORS
REBORN GLOBAL HOLDINGS, INC.
IRVINE, CALIFORNIA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Reborn Global Holdings, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Benjamin & Young, LLP

BENJAMIN & YOUNG, LLP

We have served as the Company’s auditor since 2017

Anaheim, California

May8, 2018

FINANCIAL STATEMENTS

Balance Sheets

Reborn Global Holdings, Inc.

Balance Sheets

See accompanying notes to financial statements.

Statements of Operations

Reborn Global Holdings, Inc.

Statements of Operations

    See accompanying notes to financial statements.

Statements of Stockholders’ Deficit

Reborn Global Holdings, Inc.

Statements of Stockholders’ Deficit

         See accompanying notes to financial statements.

Statements of Cash Flows

Reborn Global Holdings, Inc.

Statements of Cash Flows

See accompanying notes tofinancial statements.

Reborn Global Holdings, Inc.

Notes to Financial Statements

1.

NATURE OF OPERATIONS

Reborn Global Holdings, Inc., (the “Company”), a California corporation, was incorporated in California in November 2014. The Company is engaged in the operation of wholesale distribution and retail coffee stores in California to sell a variety of coffee, tea, Reborn brand name water and other beverages along with bakery and dessert products.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes were prepared by management and are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $1,995,000 and $1,025,000 at December 31, 2017 and 2016, respectively, had a working capital deficit of approximately $1,939,000 and $272,000 at December 31, 2017 and at 2016 respectively, had a net loss of approximately $970,000 and $551,000 for the years ended December 31, 2017 and 2016, and net cash used in operating activities of approximately $610,000 and $530,000 for the years ended December 31, 2017 and 2016, respectively, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. Our current burn rate to maintain the minimal level of operations for us to be in a position to execute our business plan upon funding is anticipated to be no greater than $100,000 per month based on the interim budgets we have prepared.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates (continued)

estimates include, but are not limited to, the estimated useful lives of property and equipment, and the ultimate collection of accounts receivable and deferred tax valuation. Actual results could materially differ from those estimates. The current economic environment has increased the degree of uncertainty in these estimates and assumptions.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States of America.  Recognition occurs when there is persuasive evidence of an arrangement, services are rendered or delivery has occurred or risk of loss has passed to customer, the fees are fixed and determinable, and collection is reasonably assured.  Revenue is measured at the fair value of the consideration received or receivable, net of any discounts. Revenue is recognized to the extent that it is probable that the economic benefits associated with the transaction would flow to the Company and the amount of revenue and the cost incurred or to be incurred in respect of the transaction can be reliably measured and specific recognition criteria have been met for each of the Company’s activities as follows:

•

Wholesale revenues are recognized when the products are delivered and title passes to the customers or to the wholesale distributors. When customers pick up products at the Company’s warehouse, or distributed to the wholesale distributors, the title passes and revenue is recognized upon product pick up or distributed to the wholesalers.

•

Retail store revenues are recognized when payment is tendered at the point of sale. Retail store revenues are reported net of sales, use or other transaction taxes that are collected from customers and remitted to taxing authorities. Sales taxes that are payable are recorded as accrued as other current liabilities.

Cost of Goods Sold

The cost of goods sold primarily includes product costs, such as coffee, tea, bottled water and other beverages.

Advertising Expense

Advertising costs are expensed as incurred.  Advertising expenses amounted to $10,966 and $902 for the years ended December 31, 2017 and 2016, respectively and is recorded under selling, general and administrative expenses in the accompanying statements of operations.

Selling and Administrative Expense

Selling and administrative expense includes store-related expense, other than store occupancy expense, as well as advertising, depreciation and amortization, expense associated with operating the Company’s corporate headquarters and impairment charges, if any.

Pre-opening Costs

Pre-opening costs for new stores, which are not material, consist primarily of payroll and recruiting expense, training, marketing, rent, travel and supplies, and are expensed as incurred.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable are stated net of allowance for doubtful accounts. The allowance for doubtful accounts is determined primarily on the basis of past collection experience and general economic conditions. The Company determines terms and conditions for its customers based on volume transacted by the customer, customer creditworthiness and past transaction history. At December 31, 2017 and 2016, allowance for doubtful accounts was zero. The Company does not have any off-balance sheet exposure related to its customers.

Inventory

Inventory consisted primarily of finished goods. The Company did not have any work in progress or raw materials as of December 31, 2017 and 2016 and is recorded at cost or at net realizable value.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using both the straight-line and declining balance methods over the following estimated useful lives:

Office equipment	3-10	Years
Equipment	3-10	Years
Furniture and fixtures	5-7	Years
Leasehold Improvement	10-20	Years

Leasehold improvements are amortized over the lesser of the useful lives of the improvements, the related lease term, or the life of the building.

Earnings Per Share

Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (EPS) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The Company did not have any dilutive shares for the years ended December 31, 2017 and 2016.

Segment Reporting

FASB ASC Topic 280, Segment Reporting, requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies operating segments based on how we internally evaluate separate financial information, business activities and management responsibility. At the current time we have only one reportable segment, consisting of both the wholesale and retail sales of coffee, water and other beverages.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-lived Assets

In accordance with FASB ASC Topic 360, Property, Plant, and Equipment, the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable.  The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. As of December 31, 2017 and 2016 the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date.  The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The inputs are unobservable in the market and significant to the instrument's valuation.

As of December 31, 2017 and 2016, the Company believes that the carrying value of cash and cash equivalents, trade receivable, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments. The financial statements do not include any financial instruments at fair value on a recurring or non-recurring basis.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

The Company follows FASB ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

ASC 740-10-25 provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions pursuant to ASC 740-10-25 for the year ended December 31, 2017 and 2016.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

The Company maintains cash in various accounts located in Southern California. The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 at each institution. At various times throughout the year, the Company may have cash balances in financial institutions that exceed the FDIC insurance limit. Management reviews the financial condition of these financial institutions on a periodic basis and does not believe this concentration of cash results in a high level of risk for the Company. At December 31, 2017 and December 31, 2016, the Company’s bank deposits on hand did not exceed the FDIC insurance limits.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of management and policies of the Company.

Recent Accounting Pronouncement

FASB ASU 2017-11 “Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815)” - In July 2017, the FASB issued 2017-11. The guidance eliminates the requirement to consider “down round” features when determining whether certain equity-linked financial instruments or embedded features are indexed to an entity’s own stock. Our warrants issued with our convertible notes are treated as derivative instruments, because they include a “down round” feature. The ASU is effective for annual periods beginning after December 15, 2018, and for interim periods within those years, with early adoption permitted. Early adoption of this guidance could have a significant impact on our financial statements, as it would effectively eliminate the warrant derivative liability and the gain or loss from changes in the fair value of the warrant derivative liability. We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures.

FASB ASU 2017-09 “Scope of Modification Accounting (Topic 718)” - In May 2017, the FASB issued 2017-09. The guidance clarifies the accounting for when the terms of a share-based award are modified. The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years, with early adoption permitted. This new guidance would only impact our consolidated financial statements if, in the future, we modified the terms of any of our share-based awards.

FASB ASU 2017-04 “Simplifying the Test for Goodwill Impairment (Topic 350)” – In January 2017, the FASB issued 2017-04.  The guidance removes “Step Two” of the goodwill impairment test, which required a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The ASU is effective for annual reporting periods beginning after December 15, 2019, and for interim periods within

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncement (continued)

those years, with early adoption permitted.  We do not expect this ASU to have a significant impact on our consolidated financial statements and related disclosures.

FASB ASU 2017-01 “Clarifying the Definition of a Business (Topic 805)” – In January 2017, the FASB issued 2017-1.  The new guidance that changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. The guidance requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities is not a business. The guidance also requires a business to include at least one substantive process and narrows the definition of outputs by more closely aligning it with how outputs are described in ASC 606.  The ASU is effective for annual reporting periods beginning after December 15, 2017, and for interim periods within those years. Adoption of this ASU is not expected to have a significant impact on our consolidated results of operations, cash flows and financial position.

FASB ASU 2016-15 “Statement of Cash Flows (Topic 230)” – In August 2016, the FASB issued 2016-15. Stakeholders indicated that there is a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice.  This ASU is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. Adoption of this ASU is not expected to have a significant impact on our statement of cash flows.

FASB ASU 2016-12 “Revenue from Contracts with Customers (Topic 606)” – In May 2016, the FASB issued 2016-12.  The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2016-12 provides clarification on assessing collectability, presentation of sales taxes, noncash consideration, and completed contracts and contract modifications.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. We are currently assessing the impact of adoption of this ASU on our consolidated results of operations, cash flows and financial position.

FASB ASU 2016-11 “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815)” – In May 2016, the FASB issued 2016-11, which clarifies guidance on assessing whether an entity is a principal or an agent in a revenue transaction.  This conclusion impacts whether an entity reports revenue on a gross or net basis.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. Adoption of this ASU is not expected to have a significant impact on our consolidated financial statements.

FASB ASU 2016-10 “Revenue from Contracts with Customers (Topic 606)” – In April 2016, the FASB issued ASU 2016-10, clarify identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas.  This ASU is effective for annual reporting periods beginning after December 15, 2017, with the option to adopt as early as December 15, 2016. Adoption of this ASU is not expected to have a significant impact on our consolidated financial statements.

FASB ASU 2016-09 “Compensation – Stock Compensation (Topic 718)” – In March 2016, the FASB issued ASU 2016-09, which includes multiple provisions intended to simplify various aspects of accounting for share-based payments.  The new guidance will require entities to recognize all income tax effects of awards in the income statement when the awards vest or are settled.  It also will allow entities to make a policy election to account for forfeitures as they occur.  This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years.  We do not expect this standard will have a significant impact on our consolidated financial statements and related disclosures.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncement (continued)

FASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability.  For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance.  Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines.  Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard.  This ASU is effective for fiscal years beginning after December 18, 2018, including interim periods within those fiscal years. We are currently evaluating the potential impact this standard will have on our consolidated financial statements and related disclosures.

3.

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2017	2016

Furniture and fixtures	$491,989	208,056
Leasehold improvements	618,746	85,074
Total property and equipment	1,110,735	293,130
Less – accumulated depreciation and amortization	(128,133)	(59,795)

Total property and equipment, net	$982,602	$233,335

Depreciation expense on property and equipment amounted to approximately $68,000 and $34,000 for the years ended December 31, 2017 and 2016, respectively.

4.

INCOME TAX

The Company’s deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities, and applying enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. The provision for income taxes is based on United States of American and California income tax rates where the Company operates, permanent differences between financial reporting and tax reporting, and available credits and incentives. All of the tax years will remain open three and four years for examination by the Federal and state tax authorities, respectively, from the date of utilization of the net operating loss. There are no tax audits pending.

The Company adopted the guidance in ASC 740 for uncertain tax positions, which requires that realization of an uncertain income tax position must be more likely than not before it can be recognized in the financial statements. This guidance in ASC 740 further prescribes the benefits or liabilities to be recorded in the financial statements as the amounts are cumulatively more likely than not to be realized assuming a review by tax authorities having all relevant information and applying current conventions. The guidance also clarifies the financial statement classification of tax-related penalties and interest and sets forth new disclosure regarding unrecognized tax benefits or liabilities. Differences between the amounts recognized in the financial statements prior to the adoption of the guidance in ASC 740 for unrecognized tax benefits and the amounts reported after adoption would be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. As of December 31, 2017, and 2016, the Company identified no material unrecognized tax benefits and does not expect material change within the next twelve-months.  The Company’s policy is to recognize tax penalties and interest in tax expense, if any.

4.

INCOME TAX (continued)

As of December 31, 2017, the Company had net operating loss carry forwards of $1,995,395 that may be available to reduce future years’ taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Net Operating loss carry-forward	$1,995,395	$1,025,059
Net adjustments to taxes	-	-
Total deferred tax assets	1,995,395	1,025,059
Less valuation allowances	1,995,395	1,025,059
Net deferred tax asset	$-	$-

In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2017.

The effective tax rates for the reporting periods are as follows:

Years Ended December 31,	2017	2016

Loss before income taxes	$(969,536)	$(549,854)
Statutory tax rate	40%	40%
Statutory income tax benefits	(387,814)	(219,942)

Book to tax reconciliation:
Increase in valuation allowance	(387,814)	(219,942)
State Franchise Tax	800	800

Total book to tax reconciliation	(387,014)	(219,142)

Provision for income tax expense	$800	$800

Effective tax rate	-	$-

We have filed 2016 tax returns with the IRS and will be soon filing 2017 tax returns. They all are eligible for examinations by the IRS since the IRS has the right to audit any corporate tax returns within three years of the date they have been filed.

The Company files income tax returns in the U.S. federal jurisdiction and California state jurisdictions. For the year ended December 31, 2017 and 2016, income tax expense solely consists of the minimum California state franchise tax. With respect to U.S. federal and state and local jurisdictions, the Company is typically subject to examination for three to four years after filing of a tax return.

5.

RELATED PARTY TRANSACTIONS

The Company had a note payable to a shareholder in the amount of $1,614,874 and $418,000 as of December 31, 2017 and 2016, respectively. The note is unsecured with zero interest bearing and due on demand.

In 2016, the Company repurchased 287,800 common shares from shareholder who is the Chief Executive Officer for $30,000.   Simultaneously, the Company sold these shares of 287,800 to another shareholder in the amount of $227,500.

6.

STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 1,000,000 shares of common stock with no par value.  At December 31, 2017 and 2016, the Company has 1,000,000 shares of common stock issued and outstanding.  Each holder of common stock is entitled to one vote per share.  The Company had four shareholders at December 31, 2017 and 2016.

In 2016, the Company purchased 287,800 common shares from shareholder who is the Chief Executive Officer for $30,000.  Simultaneously, the Company sold these shares of 287,800 to another shareholder in the amount of $227,500.

The Company had the following shareholders:

		December 31,
		2017		2016
Shareholder	Position	%	# of Shares	%	# of Shares

Farooq M. Arjomand	Chairman of Board Director	55.00%	550,000	55.00%	550,000
Jay Kim	CEO, Board Director	35.00%	350,000	35.00%	350,000
Sehan Kim	Board Director	5.95%	59,500	5.95%	59,500
Kyung Bae Park	Board Director	4.05%	40,500	4.05%	40,500

Total		100.00%	1,000,000	100.00%	1,000,000

7.

COMMITMENTS AND CONTINGENCIES

Leases – Office Building and Coffee Shop

The Company entered into a sub-lease agreement with Wellspring Industry, Inc., a Company owned by a shareholder of the Company, for its office building in January 2016.  The lease agreement required monthly lease payment of approximately $3,000 per month terminating September 2016 and $6,000 per month after that with no committed lease term. This agreement terminated in September 2017.

The Company entered into a new sub-lease agreement for its office in Irvine, California, in August 2017, with a month-to-month arrangement. The monthly lease payment under the lease agreement is approximately $18,000, with the Company paying $10,000 per month and another lessee paying the balance $8,000 per month.

The Company entered into a non-cancellable operating lease for a coffee shop approximately 1,222 sf in Village at La Floresta, Brea, California on July 2016 for a term of 60 full calendar months.

7.

COMMITMENTS AND CONTINGENCIES (continued)

Leases – Office Building and Coffee Shop (continued)

Approximate future minimum lease payments under this non-cancellable lease as of December 31, 2017 are:

Year ending December 31:
2018	76,507
2019	79,371
2020	80,548
2021	73,400
Total minimum lease payments	$309,826

The Company entered into non-cancellable lease agreement for a coffee shop approximately 1,607 sf located in La Crescenta, California commencing in May 2017 and expiring in April 2027. The monthly lease payment under the lease agreement approximately $6,026.

Approximate future minimum lease payments under this non-cancellable lease for the next five years as of December 31, 2017 are:

Year ending December 31:
2018	65,761
2019	72,165
2020	74,253
2021	76,601
2022	79,019
Thereafter	389,193
Total minimum lease payments	$756,992

The Company entered into non-cancellable lease agreement for a coffee shop approximately 1,281 sf located in Corona Del Mar, California, in July 2017, which expires in July 2023 with one five year renewal option. The monthly lease payment under the lease agreement approximately $7,045.

Approximate future minimum lease payments under this non-cancellable lease as of December 31, 2017 are:

Year ending December 31:
2018	82,859
2019	86,659
2020	89,259
2021	91,937
2022	94,695
Thereafter	56,700
Total minimum lease payments	$502,109

Total rent expenses for the headquarter and the coffee shops for the years ending December 31, 2017 and 2016 were $256,403 and $52,179 respectively. Rent expenses are recognized based on a straight-line basis and the impact of deferred rents are immaterial for the years ending December 31, 2016 and 2017.

7.

COMMITMENTS AND CONTINGENCIES (continued)

Patent Exclusivity Agreement

The Company had an exclusive agreement to use certain patented technology (patented in Korea) of Dr. Kyung Bae Park, the CEO of Magitech Co. Ltd. (“Magitech”) one of the founders of the Company and a significant stockholder of the Registrant (the “Exclusivity Agreement”). Dr. Park has a PhD in Nuclear Chemistry from Sogang University, Seoul, Korea. Dr. Park is also a director of the Company. He worked with the Korean Atomic Research Institute from 1974 to 2007 and formed Magitech in 2006 to develop his various inventions and to patent them.

The Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the Company is not involved in matters of which the ultimate disposition will have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

8.

EARNINGS PER SHARE

The Company calculates earnings per share in accordance with FASB ASC 260, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share are computed using the weighted average number of shares outstanding during the fiscal year. Potentially dilutive common shares consist of stock options outstanding (using the treasury method).

The following table sets forth the computation of basic and diluted net income per common share:

Years Ended December 31,	2017	2016

Net income (loss)	$(970,336)	$(550,654)

Weighted average shares of common stock outstanding
Basic	1,000,000	1,000,000
Diluted	1,000,000	1,000,000

Earnings per share-Basic
Net (loss) per basic share	$(0.97)	$(0.55)

Earnings per share Diluted
Net (loss) per basic share	$(0.97)	$(0.55)

9.

SUBSEQUENT EVENTS

In January 2018, a new shareholder purchased 10,000 shares of common stock for a total of $100,000. In order to facilitate this purchase, the Company repurchased the same number of shares from a shareholder, who is also chief executive officer, at no cost.

The Company began discussions with a public shell company based in the State of Florida, Capax Inc. (“Capax”) to merge its operations in a reverse merger whereby the shareholders of the Company will be given majority control of Capax in exchange of Capax purchasing 100% of the outstanding shares of the Company. The Company plans to execute this agreement in May 2018. In the event this merger is executed then the shareholders of the Company will be given new shares of Capax so that the shareholders of the Company will own 95% of all outstanding shares of Capax.

9.

SUBSEQUENT EVENTS (continued)

Capax has two classes of shares Class A common shares with one vote each and Class B shares with ten votes each. The following table shows the number of class A and B shares that are negotiated to be given to the shareholders of the Company:

Shareholder	Class A common stock	Class B common stock	Total common stock
Farooq M. Arjomand	171,868,053	16,666,667	188,534,720
Jay Kim	106,245,707	10,303,030	116,548,737
Sehan Kim	18,592,998	1,803,030	20,396,028
Kyung Bae Park	12,655,738	1,227,273	13,883,011
Robert Blaine	3,427,904	-	3,427,904
	312,790,400	30,000,000	342,790,400